Exhibit 99.1

CONTACT: MATT MCARTHUR, TREASURER

TEL. (800) 786-2528

www.cngc.com

CASCADE NATURAL GAS CORPORATION ANNOUNCES DIVIDEND

SEATTLE— (BUSINESS WIRE)—June 26, 2007— The Board of Directors of Cascade Natural Gas Corporation (NYSE: CGC) has declared the regular quarterly Common Stock dividend at the rate of $0.24 per share, payable in cash on August 15, 2007 to stockholders of record at the close of business on July 31, 2007.  Receipt of this dividend payment is subject to the timing of the closing of the proposed merger between Cascade and MDU Resources Group, Inc. Approval of the merger is currently pending before the Washington Utilities and Transportation Commission and is anticipated this summer; however the timing is uncertain at this point.  Accordingly, if the closing is completed prior to the close of business on July 31, MDU will be the only shareholder of record to receive the dividend.  If the closing occurs after the close of business on July 31, 2007 the dividend will be paid to shareholders of record on July 31, 2007 by August 15, 2007.